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                                                                      Exhibit 12

                             Joint Filing Agreement

The undersigned hereby agree that the statement on Schedule 13D with respect to the shares of common stock of The Cobalt Group, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d1-(k) under the Securities Exchange Act of 1934, as amended.

Dated: June 26, 2001


                                      WARBURG, PINCUS EQUITY
                                      PARTNERS, L.P.

                                      By:   Warburg, Pincus & Co.,
                                            General Partner

                                      By:   /s/ Scott A. Arenare
                                            ---------------------------------
                                            Scott A. Arenare
                                            Attorney-in-Fact


                                      WARBURG, PINCUS & CO.

                                      By:   /s/ Scott A. Arenare
                                            ---------------------------------
                                            Scott A. Arenare
                                            Attorney-in-Fact


                                      Warburg Pincus LLC

                                      By:   /s/ Scott A. Arenare
                                            ---------------------------------
                                            Scott A. Arenare
                                            Vice President and
                                            General Counsel


                                            /s/ John W.P. Holt
                                           -----------------------------------
                                            John W.P. Holt